EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: DENNIS WELLS or RON STOWELL
DATE: JANUARY 28, 2016	(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED DECEMBER 31, 2015,
AND INCREASES REGULAR CASH DIVIDEND

Cincinnati, OH; January 28, 2016 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported second quarter FY 2016 net sales of $84,687,000 level with $84,715,000 in the same period of the prior fiscal year;

•	reported second quarter FY 2016 net income of $3,782,000, or $0.15 per share, an increase of 138% as compared to $1,588,000, or $0.06 per share, for the same period of the prior fiscal year;

•	reported first half FY 2016 net sales of $170,612,000, an increase of 5% as compared to $163,181,000 in the prior fiscal year;

•	reported first half FY 2016 net income of $7,532,000, or $0.30 per share, an increase of 142% as compared to net income of $3,115,000, or $0.13 per share, for the prior fiscal year; and

•            declared a regular quarterly cash dividend of $0.05 per share payable February 16, 2016 to shareholders of record February 8, 2016, representing an increase in the indicated annual rate from $0.16 to $0.20 per share.

Financial Highlights	Three Months Ended December 31	Six Months Ended December 31
(In thousands, except per share data; unaudited)	2015	2014	% Change	2015	2014	% Change
Net Sales	$84,687	$84,715	--	$170,612	$163,181	5%
Operating Income as reported	$5,380	$2,224	142%	$11,143	$4,758	134%
Severance costs	223	800	(72)%	223	800	(72)%
Loss on sale of assets, net	--	--	--	--	222	n/	m
Operating Income as adjusted (a)	$5,603	$3,024	85%	$11,366	$5,780	97%
Net Income as reported	$3,782	$1,588	138%	$7,532	$3,115	142%
Net Income as adjusted	$3,928	$2,105	87%	$7,678	$3,872	98%
Earnings per share (diluted ) as reported	$0.15	$0.06	150%	$0.30	$0.13	131%
Earnings per share (diluted) as adjusted	$0.15	$0.09	67%	$0.30	$0.16	88%

	12/31/15	6/30/15
Working Capital	$93,695	$83,967
Total Assets	$187,534	$182,379
Long-Term Debt	$ nil	$ nil
Shareholders' Equity	$153,299	$142,952

(a)  The Company incurred net pre-tax severance costs of $223,000 and $800,000 in the second quarter and first half periods of fiscal 2016 and fiscal 2015, respectively.  The Company sold a manufacturing facility as well as a subsidiary in the first quarter of fiscal 2015, both of which netted to a pre-tax net loss of $222,000.  Operating income, net income, and earnings per share (diluted) before severance costs, the sale of assets and tax effect of the utilization of a long-term capital loss are Non-GAAP financial measures (see page 4).

Management Comments and Outlook

Dennis W. Wells, Chief Executive Officer and President, commented, "The second fiscal quarter was bitter-sweet in that we achieved strong earnings growth, but did not reach our sales goal.  With regard to sales, we fell short due almost entirely to delayed shipments of both our lighting and graphics products for a significant petroleum / convenience store program caused by installation delays by one of their installers.  As a result, $5.8 million in sales dollars expected in the second quarter will not ship until the current quarter.  Had these products shipped as planned, our sales for the second quarter would have been 6.8% above the same period of the prior fiscal year.  That was the "bitter" part of the second quarter.

"On the "sweet" side, operations continued to improve as a result of implementing our LSI Business System and lean manufacturing elements, and LED sales represented 70% of our total lighting revenues.  Gross profit for the second fiscal quarter was 28.3%, an increase of 400 basis points from the same period of last fiscal year.  Operating income increased from $2.2 million to $5.4 million, representing a 380 basis point margin improvement from 2.6% to 6.4%.  And, we believe we still have a lot of room for profit improvement as we move forward.

"Looking at sales growth prospects, we continue to build our sales force, develop and bring to market exciting new products, and introduce new technologies to our customers.  Our quotation pipeline is healthy, and the Kroger and Love's projects we mentioned in previous press releases have begun to ship.  We will not be satisfied until we are growing at a faster rate than our markets.

"Based on our improved operating results and our optimism regarding the second half of fiscal 2016 and beyond, the Board of Directors moved to increase the indicated annual cash dividend rate from $0.16 per share to $0.20 per share, an increase of 25%.

"As we have moved from turnaround to optimization, LSI is focused on increasing sales, improving operating efficiencies, gaining market share, maintaining a strong balance sheet and increasing cash dividends.

"I look forward to reporting our third quarter results."

Second Quarter Fiscal 2016 Results

Net sales in the second quarter of fiscal 2016 were $84,687,000, level with last year's second quarter net sales of $84,715,000.  Lighting Segment net sales of $59,601,000 were level with last year's second quarter net sales, Graphics Segment net sales increased 3.8% to $21,034,000, and Technology Segment net sales (excluding significant intersegment net sales) decreased 12.9% to $4,052,000.  After consideration of the Technology Segment's intersegment sales in support of LED products manufactured and sold by the Lighting Segment, this segment's net sales increased 5.3% in the second quarter of fiscal 2016.  In the second quarters of fiscal 2016 and fiscal 2015 the Company recorded a pre-tax severance cost expense of $223,000 and $800,000, respectively.  The fiscal 2016 second quarter net income of $3,782,000, or $0.15 per share, increased 138.2% over the fiscal 2015 second quarter net income of $1,588,000 or $0.06 per share.  Earnings per share represents diluted earnings per share.

First Half Fiscal 2016 Results

Net sales in the first half of fiscal 2016 were $170,612,000, an increase of 5% as compared to last year's first half net sales of $163,181,000.  Lighting Segment net sales increased 2.7% to $118,676,000, Graphics Segment net sales increased 17.9% to $42,787,000, Technology Segment net sales (excluding significant intersegment net sales) decreased 19.3% to $9,149,000 and All Other Category net sales decreased to zero as a result of the sale early in fiscal 2015 of the only subsidiary reported therein.  After consideration of the Technology Segment's intersegment sales in support of LED products manufactured and sold by the Lighting Segment, this segment's net sales increased 4.5% in the first half of fiscal 2016.  The Company recorded $223,000 and $800,000 of pre-tax severance costs in the first half of fiscal 2016 and fiscal 2015, respectively.  Also in the first half of fiscal 2015 the Company recorded a $343,000 pre-tax gain on the sale of a manufacturing facility in the Graphics Segment, sold a subsidiary that had been reported in the All Other Category for $1,928,000 and recorded a pre-tax loss of $565,000 in Corporate Administrative expenses, and recorded a $101,000 income tax benefit related to the utilization of a portion of this long-term capital loss, all with no comparable items in fiscal 2016.  The first half fiscal 2016 net income of $7,532,000, or $0.30 per share, increased 142% from fiscal 2015 first half net income of $3,115,000, or $0.13 per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at December 31, 2015 included current assets of $125.8 million, current liabilities of $32.1 million and working capital of $93.7 million, which includes cash of $28.8 million.  The current ratio was 3.9 to 1.  The Company has shareholders' equity of $153.3 million, no long-term debt, and borrowing capacity on its commercial bank facility as of December 31, 2015 of $30.0 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $30 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company's planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share in connection with the second quarter of fiscal 2016 payable February 16, 2016 to shareholders of record as of February 8, 2016.  The indicated annual cash dividend rate is now $0.20 per share, up from the previous $0.16 per share indicated annual rate, representing an increase of 25%. The Board of Directors has adopted a policy regarding dividends which indicates that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant.
Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income and earnings per share for the three and six month periods ended December 31, 2015 and December 31, 2014.  Adjusted net income and earnings per share, which exclude the impact of severance costs, the sale of a manufacturing facility, the sale of a subsidiary, and the tax benefit of utilization of a portion of the related long-term capital loss are non-GAAP financial measures.  We believe that these are useful as supplemental measures in assessing the operating performance of our business.  These measures are used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of these non-GAAP financial measures to the net income and earnings per share reported for the periods indicated.

(in thousands, except per share data; unaudited)	Second Quarter
	FY 2016	Diluted EPS	FY2015	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income and earnings
per share as reported	$3,782	$0.15	$1,588	$0.06

Adjustment for severance costs,
inclusive of the income tax effect	146	0.01	517	0.02

Adjusted net income and earnings
per share	$3,928	$0.15	$2,105	$0.09

(in thousands, except per share data; unaudited)	Six Month Period
	FY 2016	Diluted EPS	FY2015	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income and earnings
per share as reported	$7,532	$0.30	$3,115	$0.13

Adjustment for severance costs,
inclusive of the income tax effect	146	0.01	517	0.02

Adjustment for the gain on the
sale of a manufacturing facility,
inclusive of the income tax effect	--	--	(224)	(0.01)

Adjustment for the loss on sale of a
subsidiary	--	--	565	0.02

Income tax effect of utilization of a
long-term capital loss	--	--	(101)	--

Adjusted net income and earnings
per share	$7,678	$0.30	$3,872	$0.16

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the Company's ability to maintain an effective system of internal control over financial reporting, our ability to remediate any material weaknesses in our internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, Kansas, Kentucky, New York, North Carolina, Oregon, Rhode Island and Texas.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Dennis Wells, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31		Six Months Ended December 31
(in thousands, except per share data; unaudited)	2015	2014	2015	2014

Net sales	$84,687	$84,715	$170,612	$163,181

Cost of products and services sold	60,761	64,160	123,2337	124,018

Gross profit	23,926	20,555	47,275	39,163

Selling and administrative expenses	18,546	18,331	36,132	34,405

Operating income	5,380	2,224	11,143	4,758

Interest (income) expense, net	(8)	6	(8)	14

Income before income taxes	5,388	2,218	11,151	4,744

Income tax expense	1,606	630	3,619	1,629

Net income	$3,782	$1,629	$7,532	$3,115

Income per common share
Basic	$0.15	$0.06	$0.30	$0.13
Diluted	$0.15	$0.06	$0.30	$0.13

Weighted average common shares outstanding
Basic	24,911	24,449	24,838	24,442
Diluted	25,624	24,507	25,405	24,506

Condensed Consolidated Balance Sheets
(in thousands, unaudited)	December 31,	June 30,
	2015	2015
Current Assets	$125,792	$120,814
Property, Plant and Equipment, net	43,716	43,188
Other Assets	18,026	18,377
	$187,534	$182,379

Current Liabilities	$32,136	$36,847
Long-Term Debt	--	--
Other Long-Term Liabilities	2,099	2,580
Shareholders' Equity	153,299	142,952
	$187,534	$182,379